UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

Crest Financial Limited

Crest Investment Company

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of the following documents:

•	Letter by Crest Financial Limited to the stockholders of Clearwire dated as of May 28, 2013

•	Press Release by Crest Financial Limited dated as of May 28, 2013

CREST FINANCIAL LIMITED

JPMorgan Chase Tower

600 Travis, Suite 6800

Houston, Texas 77002

May 28, 2013

Dear Fellow Clearwire Stockholders:

We, the true minority stockholders of Clearwire Corporation (“Clearwire”), must continue to oppose the merger between Sprint Nextel Corporation (“Sprint”) and Clearwire. Crest Financial Limited (“Crest”) believes that Sprint’s incremental offer of $3.40 per share is still grossly inadequate and that the merger still unfairly disadvantages minority stockholders. More important, we believe Sprint’s latest offer makes clear that Clearwire is the ultimate prize, and Sprint’s tactic is to lock it up for cheap prior to the conclusion of the ongoing bidding contest for Sprint. Clearwire therefore should remain free and clear until the battle for Sprint is settled. At that time, Clearwire will be able to pursue a competitive process that protects minority stockholders and unlocks the true value of Clearwire for all stockholders, not just Sprint and its suitors.

We say “true minority stockholders” above because, as you know, Clearwire has stacked the deck in favor of Sprint by including as “minority” stockholders a group holding 13% of the outstanding shares that irrevocably obligated themselves to support Sprint even at the $2.97 per share price. These shares are pledged to support Sprint regardless of the alternatives available and regardless of whether Clearwire’s Board recommends supporting Sprint’s offer. And Sprint is obligated to purchase these shares for the merger consideration—after they have been counted as the “minority”—if the vote fails and the Sprint-SoftBank merger or an alternative transaction is consummated. That means only one thing: for all intents and purposes these are Sprint shares and their votes should not be counted as minority approval. We have filed suit to challenge Sprint’s naked interference with stockholder democracy. The presiding judge has indicated that, in the Court’s eventual review of the transaction’s fairness, the inclusion of these shares in the minority vote count may compromise any benefit Clearwire and Sprint would assert from the vote. We are evaluating all options to provide you with better clarity about who is truly eligible to be counted as non-Sprint stockholders. Sprint must not be allowed to have its cake and eat it too.

Of course there is a way forward: We true minority stockholders can reject the current Sprint offer, and the Clearwire Board can allow competitive bidding for Clearwire to begin. SoftBank’s CEO Masayoshi Son has suggested publicly that even if we prevail, SoftBank will be “happy” because Sprint would own 65 percent of Clearwire. According to Son, that will be “good enough” for him because “Clearwire would be prohibited to have any sales of frequency to outsiders and so on.” But Masayoshi Son is wrong. Sprint will grab the additional 13% of shares from Intel, Comcast, and Bright House Networks (“BHN”) only if Sprint actually consummates the Sprint-SoftBank merger or alternative transaction. And we believe that if Sprint’s bid for Clearwire is rejected, neither a Sprint-SoftBank nor Sprint-DISH transaction will ever actually materialize. In that event, Intel, Comcast, and BHN would be free to maintain their collective 13% of the minority shares in an independent Clearwire. These 13% stockholders, after all, are the same stockholders who made significant investments in Clearwire as parties to the Equityholders’ Agreement even before the Company’s value became clear. Now that the Company’s value is clear, it stands to reason that they would support pursuing value through an independent Clearwire once Sprint’s gambit to divert Clearwire’s value to itself is up. In the end, once the battle for control of Sprint is resolved, Sprint could end up exactly where it is today—with at most 50.2% ownership of Clearwire—and Intel, Comcast, and BHN could retain their rights under the Equityholders’ Agreement and an independent Clearwire could pursue value for all stockholders, not just Sprint.

In all events, we want to emphasize another reason you should oppose the merger: Any vote in favor of the merger agreement would limit your range of options to recover the fair value of your shares if Sprint succeeds in its unfair bid for Clearwire. Delaware law states that only Clearwire stockholders who vote AGAINST the Sprint-Clearwire merger or ABSTAIN can elect to exercise their appraisal rights. Crest has already taken all necessary steps to perfect its appraisal rights under Delaware law. This means that, instead of pursuing damages for breaches of fiduciary duty by Sprint and the Clearwire Board through a class action or individual action, Crest can ask the Delaware Court of Chancery to determine the fair value of its Clearwire common stock if the Sprint-Clearwire merger is consummated and certain other conditions are satisfied. But appraisal rights are by definition individual rights. You must perfect your own appraisal rights and cannot vote in favor of the merger if you are to carry on the fight for fair value in an appraisal proceeding.

Crest and other stockholders who believe that the merger consideration is inadequate have options for judicial relief, including: (a) appraisal, which is an individual action seeking a fair value determination for only the complaining stockholder (i.e., any relief would not be available to a class of stockholders); (b) individual lawsuits seeking damages and other relief for breaches of fiduciary duty by Sprint and the Clearwire Board for only the complaining stockholder (as Aurelius Capital Management LP has filed); and (c) a class action lawsuit seeking damages and other relief for breaches of fiduciary duty by Sprint and the Clearwire Board (as several stockholders, including Crest, have filed). As the ongoing battle for Clearwire’s future proceeds, Crest continues to weigh all litigation options, including an appraisal proceeding or an individual action.

Crest encourages Clearwire’s other true minority stockholders to oppose the merger and to act now to perfect their rights to pursue fair treatment through all available avenues, including an appraisal proceeding.

Sincerely yours,

/s/ David K. Schumacher
David K. Schumacher General Counsel Crest Financial Limited

*************************************************************************************

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a supplement to its definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The supplement was mailed to the stockholders of Clearwire on or around May 24, 2013. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT, WHICH IS AVAILABLE

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NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

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FOR IMMEDIATE RELEASE:

CONTACT: Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Urges “True Minority” of Clearwire Stockholders to Oppose New Sprint Offer and Preserve Rights to Seek Fair Treatment in Court

Sends letter to Clearwire stockholders urging them to reject Sprint’s new offer and preserve rights to seek an appraisal under Delaware law

HOUSTON, May 28, 2013 — Crest Financial Limited, the largest of the independent minority stockholders of Clearwire Corporation (NASDAQ: CLWR), today urged Clearwire’s “true minority stockholders” to oppose Sprint’s new offer and to take the steps necessary to preserve their rights.

In a letter to stockholders, David K. Schumacher, Crest’s General Counsel, said Crest refers to “true minority stockholders” because “Clearwire has stacked the deck in favor of Sprint by including as “minority” stockholders a group holding 13% of the outstanding shares that irrevocably obligated themselves to support Sprint even at the $2.97 per share price. These shares are pledged to support Sprint regardless of the alternatives available and regardless of whether Clearwire’s Board recommends supporting Sprint’s offer. And Sprint is obligated to purchase these shares for the merger consideration—after they have been counted as the “minority”—if the vote fails and the Sprint-SoftBank merger or an alternative transaction is consummated. That means only one thing: for all intents and purposes these are Sprint shares and their votes should not be counted as minority approval. We have filed suit to challenge Sprint’s naked interference with stockholder democracy. The presiding judge has indicated that, in the Court’s eventual review of the transaction’s fairness, the inclusion of these shares in the minority vote count may compromise any benefit Clearwire and Sprint would assert from the vote. We are evaluating all options to provide you with better clarity about who is truly eligible to be counted as non-Sprint stockholders. Sprint must not be allowed to have its cake and eat it too.”

Schumacher said: “Of course there is a way forward: We true minority stockholders can reject the current Sprint offer, and the Clearwire Board can allow competitive bidding for Clearwire to begin. SoftBank’s CEO Masayoshi Son has suggested publicly that even if we prevail, SoftBank will be ‘happy’ because Sprint would own 65 percent of Clearwire. According to Son, that will be ‘good enough’ for him because ‘Clearwire would be prohibited to have any sales of frequency to outsiders and so on.’ But Masayoshi Son is wrong. Sprint will grab the additional 13% of shares from Intel, Comcast, and Bright House Networks (‘BHN’) only if Sprint actually consummates the Sprint-SoftBank merger or alternative transaction. And we believe that if Sprint’s bid for Clearwire is rejected, neither a Sprint-SoftBank nor Sprint-DISH transaction will ever actually materialize. In that event, Intel, Comcast, and BHN would be free to maintain their collective 13% of the minority shares in an independent Clearwire. These 13%

stockholders, after all, are the same stockholders who made significant investments in Clearwire as parties to the Equityholders’ Agreement even before the Company’s value became clear. Now that the Company’s value is clear, it stands to reason that they would support pursuing value through an independent Clearwire once Sprint’s gambit to divert Clearwire’s value to itself is up. In the end, once the battle for control of Sprint is resolved, Sprint could end up exactly where it is today—with at most 50.2% ownership of Clearwire—and Intel, Comcast, and BHN could retain their rights under the Equityholders’ Agreement and an independent Clearwire could pursue value for all stockholders, not just Sprint.”

Schumacher also said any vote in favor of the merger agreement would limit minority stockholders’ range of options to recover the fair value of shares if Sprint succeeds in its unfair bid for Clearwire. According to Schumacher, “Any vote in favor of the merger agreement would limit your range of options to recover the fair value of your shares if Sprint succeeds in its unfair bid for Clearwire. Delaware law states that only Clearwire stockholders who vote AGAINST the Sprint-Clearwire merger or ABSTAIN can elect to exercise their appraisal rights. Crest has already taken all necessary steps to perfect its appraisal rights under Delaware law. This means that, instead of pursuing damages for breaches of fiduciary duty by Sprint and the Clearwire Board through a class action or individual action, Crest can ask the Delaware Court of Chancery to determine the fair value of its Clearwire common stock if the Sprint-Clearwire merger is consummated and certain other conditions are satisfied. But appraisal rights are by definition individual rights. You must perfect your own appraisal rights and cannot vote in favor of the merger if you are to carry on the fight for fair value in an appraisal proceeding.”

Schumacher added: “Crest and other stockholders who believe that the merger consideration is inadequate have options for judicial relief, including: (a) appraisal, which is an individual action seeking a fair value determination for only the complaining stockholder (i.e., any relief would not be available to a class of stockholders); (b) individual lawsuits seeking damages and other relief for breaches of fiduciary duty by Sprint and the Clearwire Board for only the complaining stockholder (as Aurelius Capital Management LP has filed); and (c) a class action lawsuit seeking damages and other relief for breaches of fiduciary duty by Sprint and the Clearwire Board (as several stockholders, including Crest, have filed). As the ongoing battle for Clearwire’s future proceeds, Crest continues to weigh all litigation options, including an appraisal proceeding or an individual action.”

Schumacher concluded: “Crest encourages Clearwire’s other true minority stockholders to oppose the merger and to act now to perfect their rights to pursue fair treatment through all available avenues, including an appraisal proceeding.”

D.F. King & Co, Inc. has been retained by Crest to assist it in the solicitation of proxies in opposition to the merger. If stockholder have any questions or need assistance in voting the GOLD proxy card, please call D.F. King & Co. at (800) 949-2583. The full letters to the Clearwire Board and the letter to the Clearwire stockholders can be found at http://www.dfking.com/clwr or http://www.bancroftpllc.com/crest.

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a supplement to its definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The supplement was mailed to the stockholders of Clearwire on or around May 24, 2013. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT, WHICH IS AVAILABLE NOW, AND THE PARTICIPANTS’ OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

SOURCE: Crest Financial Limited